AGREEMENT AND PLAN OF
REORGANIZATION

THIS AGREEMENT AND PLAN OF
REORGANIZATION ("Agreement") is made as of this 25th day of September, 2017, by The Hartford Mutual
Funds, Inc., a Maryland corporation (the "Company"), with its principal place of business at 690 Lee Road, Wayne, PA 19087, on behalf of The Hartford Strategic
Income Fund ("Acquiring Fund") and The Hartford
Unconstrained Bond Fund ("Acquired Fund"), each a separate series of the Company.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States
Internal Revenue Code of 1986, as amended ("Code").
The reorganization and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for shares of common stock of the Acquiring Fund ("Acquiring Fund
Shares") corresponding to the class of outstanding shares of common stock of the Acquired Fund ("Acquired Fund
Shares"), as described herein, (2) the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and (3) the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein
("Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Acquired Fund and the Acquiring Fund are each a series of the Company, a registered investment company classified as a management company of the open-end type, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Directors of the Company have determined, with respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring
Fund would not be diluted as a result of this transaction;
and

WHEREAS, the Directors of the Company have determined, with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired
Fund would not be diluted as a result of this transaction.

NOW, THEREFORE, in consideration of the promises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.	TRANSFER OF ASSETS OF THE ACQUIRED
FUND TO THE ACQUIRING FUND IN
EXCHANGE FOR ACQUIRING FUND
SHARES, THE ASSUMPTION OF ALL
ACQUIRED FUND LIABILITIES AND THE
LIQUIDATION OF THE ACQUIRED FUND

      1.1.	Subject to the terms and
conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to sell, assign, convey, transfer and deliver all of the property and assets of the Acquired Fund, as set forth in paragraph 1.2 herein, to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Class A, Class T, Class B, Class C, Class I, Class R3, Class R4,
Class R5, Class Y and Class F Acquiring Fund
Shares determined by dividing the value of the Acquired Fund's net assets with respect to the corresponding class of Acquired Fund Shares, computed in the manner and as of the time and date set forth in paragraph 2.1 herein, by the net asset value of one Acquiring Fund Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.2 herein; and (ii) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3 herein. Such transactions shall take place on the date of the closing provided for in paragraph 3.1 herein ("Closing Date").

      1.2.	The property and assets of the
Company attributable to the Acquired Fund to be acquired by the Acquiring Fund shall consist of all property and assets, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Valuation Date as defined in paragraph 2.1 (collectively,
"Assets"). The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring
Fund any rights, stock dividends, or other securities received by the Acquired Fund after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

      1.3.	The Acquired Fund will make
reasonable efforts to discharge all of its known liabilities and obligations prior to the Valuation
Date. The Acquiring Fund shall assume all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, "Liabilities"). On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income
(computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

      1.4.	Immediately following the
actions contemplated by paragraph 1.1 herein, the Company shall take such actions necessary to complete the liquidation of the Acquired
Fund.  To complete the liquidation, the
Company, on behalf of the Acquired Fund, shall (a) distribute to the Acquired Fund's shareholders of record with respect to each class of its shares as of the Closing as defined in paragraph 3.1 herein ("Acquired Fund
Shareholders"), on a pro rata basis within the class, the Acquiring Fund Shares of the corresponding class received by the Acquired
Fund pursuant to paragraph 1.1 herein, and (b) completely liquidate. Such distribution and liquidation will be accomplished, with respect to each class of Acquired Fund shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring
Fund in the names of the Acquired Fund
Shareholders. The aggregate net asset value of Class A, Class T, Class B, Class C, Class I,
Class R3, Class R4, Class R5, Class Y and
Class F Acquiring Fund Shares to be so
credited to the Class A, Class T, Class B, Class
C, Class I, Class R3, Class R4, Class R5, Class
Y and Class F Acquired Fund Shareholders, respectively, shall, with respect to the class, be equal to the aggregate net asset value of the Acquired Fund Shares of the corresponding class owned by Acquired Fund Shareholders on the Closing Date. All issued and outstanding
Acquired Fund Shares will simultaneously be canceled on the books of the Acquired Fund, although share certificates representing interests in Class A, Class T, Class B, Class C, Class I,
Class R3, Class R4, Class R5, Class Y and
Class F Acquired Fund Shares will thereafter represent interests in the corresponding class of Acquiring Fund Shares after the Closing Date, as determined in accordance with paragraph
2.3.  The Acquiring Fund shall not issue
certificates representing the Class A, Class T,
Class B, Class C, Class I, Class R3, Class R4,
Class R5, Class Y and Class F Acquiring Fund
Shares in connection with the Reorganization.

      1.5.	Ownership of Acquiring Fund
Shares will be shown on the books of the Acquiring Fund's Transfer Agent, as defined in paragraph 3.3 herein.

      1.6.	Any reporting responsibility of
the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission
("Commission"), any state securities
commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

2.	VALUATION

      2.1.	The value of the Assets shall be
the value of such Assets as of the close of business of the New York Stock Exchange and after the declaration of any dividends on the last business day before the Closing Date (such time and date being hereinafter called the "Valuation
Date"), computed using the valuation
procedures set forth in the then-current prospectus and statement of additional information with respect to the Acquired Fund and valuation procedures established by the Company's Board of Directors.

      2.2.	The net asset value of each
Acquiring Fund Share shall be the net asset value per share computed with respect to the corresponding class as of the Valuation Date, using the valuation procedures set forth in the Acquiring Fund's then-current prospectus and statement of additional information, and valuation procedures established by the
Company's Board of Directors.

      2.3.	The number of the Acquiring
Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired
Fund's Assets shall be determined by dividing the value of the net assets with respect to the Acquired Fund Shares determined using the same valuation procedures referred to in paragraph 2.1 herein, by the net asset value of the corresponding class of Acquiring Fund
Shares, determined in accordance with
paragraph 2.2 herein.

      2.4.	All computations of value shall
be made by Hartford Funds Management
Company, LLC ("HFMC"), in its capacity as Fund Accountant for the Company, and shall be subject to confirmation by the Company's
Treasurer.

3.	CLOSING AND CLOSING DATE

      3.1.	The Closing Date shall be a date
to be determined by an officer of the Company, or such other date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Agreement
("Closing") shall be deemed to take place simultaneously at a time immediately prior to the opening of business on the Closing Date unless otherwise agreed to by the parties. The
Closing shall be held at the offices of the Company.

      3.2.	The Company shall direct State
Street Bank and Trust Company, as custodian for the Acquired Fund ("Custodian"), to deliver to the Company at the Closing a certificate of an authorized officer of the Custodian stating that the Assets of the Acquired Fund have been delivered in proper form to the Acquiring Fund within two business days prior to or on the Closing Date. The Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring
Fund, as the Custodian also serves as the custodian for the Acquiring Fund. Such presentation shall be made for examination no later than five business days preceding the Closing Date, and such certificates and other written instruments shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring
Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Fund as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended
("1940 Act"), in which the Acquired Fund's
Assets are deposited, the Acquired Fund's
Assets deposited with such depositories. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of Federal funds on the Closing Date.

      3.3.	The Company shall direct
Hartford Administrative Services Company, in its capacity as transfer agent for the Company
("Transfer Agent"), to deliver to the Company at the Closing a certificate of an authorized officer of the Transfer Agent stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Secretary of the Company shall confirm that (a) the appropriate number of Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund pursuant to paragraph 1.1 herein prior to the actions contemplated by paragraph 1.4 herein and (b) the appropriate number of Acquiring Fund
Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.4 herein. At the Closing, the Company shall execute such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as necessary to effect the Reorganization.

      3.4.	In the event that on the
Valuation Date (a) the New York Stock
Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of HFMC or the Board of Directors of the Company, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.	REPRESENTATIONS AND WARRANTIES

      4.1.	Except as has been fully
disclosed to the Acquiring Fund prior to the date of this Agreement in a written instrument executed by an officer of the Company, the Company, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund as follows:

       	(a)	The Acquired Fund is duly
organized as a series of the Company, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under the Company's Articles of Incorporation, as amended from time to time ("Charter"), to own all of its Assets and to carry on its business as it is now being conducted;

       	(b)	The Company is a registered
investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the Class A, Class T,
Class B, Class C, Class I, Class R3, Class R4, Class R5,
Class Y and Class F Acquired Fund Shares under the
Securities Act of 1933, as amended ("1933 Act"), is in full force and effect;

       	(c)	No consent, approval,
authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934
Act"), the 1940 Act and state securities laws;

       	(d)	The current prospectus and
statement of additional information of the Acquired
Fund and each prospectus and statement of additional information of the Acquired Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940
Act and the rules and regulations of the Commission thereunder; and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

       	(e)	On the Valuation Date, the
Company, on behalf of the Acquired Fund, will have good and marketable title to the Assets of the Acquired
Fund and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Company, on behalf of the Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act;

       	(f)	The Acquired Fund is not
engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Company's Charter or Bylaws, as amended from time to time, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of the Acquired Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of the Acquired Fund, is a party or by which it is bound;

       	(g)	All material contracts or other
commitments of the Acquired Fund (other than this Agreement and certain investment contracts including options, futures, and forward contracts) will terminate without liability to the Acquired Fund on or prior to the Closing Date;

       	(h)	No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to the Company's knowledge, threatened against the Company, with respect to the Acquired Fund or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Company, on behalf of the Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

       	(i)	The Statement of Assets and
Liabilities of the Acquired Fund as of October 31, 2016, and the related Statement of Operations, Statement of Changes in Net Assets, Schedule of Investments and
Financial Highlights for the periods then ended, have been audited by Ernst & Young LLP ("EY"), independent registered public accounting firm, included in its report dated December 30, 2016, who issued an unqualified opinion thereon, and present fairly, in all material respects, the financial condition of the Acquired
Fund as of such date in accordance with U.S. generally accepted accounting principles ("GAAP"), and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

		(j)	The Statement of Assets and
Liabilities, Statements of Operations and Changes in Net
Assets and Schedule of Investments of the Acquired
Fund at April 30, 2017 present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

       	(k)	Since October 31, 2016, there
has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired
Fund of indebtedness other than in the ordinary course in accordance with the Acquired Fund's investment restrictions. For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund
Shares due to declines in market values of securities held by the Acquired Fund, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change;

       	(l)	On the Closing Date, all Federal
and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best knowledge of the Company, no such return is currently under audit and no assessment has been asserted with respect to such returns;

       	(m)	For each taxable year of its
operation (including the taxable year ending on the Closing Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its Federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid) and net capital gain
(as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income (computed without regard to any deduction for dividends paid) and net capital gain (after reduction for any available capital loss carryover) for the period ending on the Closing Date;

       	(n)	All issued and outstanding
Acquired Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Company and have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and other securities laws. All of the issued and outstanding
Acquired Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired
Fund, as provided in paragraph 3.3 herein.  The
Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding any security convertible into any of the Acquired Fund
Shares;

       	(o)	The execution, delivery and
performance of this Agreement and the transactions contemplated herein have been duly authorized by all necessary action, if any, on the part of the Directors of the Company, on behalf of the Acquired Fund, and this Agreement constitutes a valid and binding obligation of the Company, on behalf of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

       	(p)	The information to be furnished
by the Acquired Fund for use in registration statements, information statement materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Financial Industry
Regulatory Authority, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto; and

             (q)	The combined information
statement and prospectus ("Information Statement") to be included in the Registration Statement referred to in paragraph 5.5 herein (and any amendment and supplement thereto), insofar as it relates to the Acquired
Fund, will, on the effective date of the Registration
Statement and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph (p) shall not apply to statements in or omissions from the Information Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.

      4.2.	Except as has been fully
disclosed to the Acquired Fund prior to the date of this Agreement in a written instrument executed by an officer of the Company, the Company, on behalf of the Acquiring Fund, represents and warrants to the Acquired Fund as follows:

		(a)	The Acquiring Fund is duly
organized as a series of the Company, which is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, with power under the Charter to own all of its properties and assets and to carry on its business as it is now being conducted;

		(b)	The Company is a registered
investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the Class A, Class T,
Class B, Class C, Class I, Class R3, Class R4, Class R5,
Class R6, Class Y and Class F Acquiring Fund Shares under the 1933 Act, is in full force and effect;

		(c)	No consent, approval,
authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws;

		(d)	The current prospectus and
statement of additional information of the Acquiring
Fund and each prospectus and statement of additional information of the Acquiring Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940
Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

		(e)	The Acquiring Fund is not
engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Company's Charter or Bylaws, as amended from time to time, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of the Acquiring Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of the Acquiring Fund, is a party or by which it is bound;

		(f)	No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Company, with respect to the Acquiring Fund or any of the Acquiring
Fund's properties or assets, that, if adversely determined, would materially and adversely affect the Acquiring
Fund's financial condition or the conduct of its business.
The Company, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or its ability to consummate the transactions herein contemplated;

		(g)	      The Statement of Assets and
Liabilities of the Acquired Fund as of October 31, 2016, and the related Statement of Operations, Statement of Changes in Net Assets, Schedule of Investments and
Financial Highlights for the periods then ended, have been audited by EY, independent registered public accounting firm, included in its report dated December
30, 2016, who issued an unqualified opinion thereon, and present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

		(h)	The Statement of Assets and
Liabilities, Statements of Operations and Changes in Net
Assets and Schedule of Investments of the Acquiring
Fund at April 30, 2017 present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

		(i)	Since October 31, 2016, there
has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring
Fund of indebtedness other than in the ordinary course in accordance with the Acquiring Fund's investment restrictions. For purposes of this subparagraph (i), a decline in net asset value per share of the Acquiring
Fund Shares due to declines in market values of securities held by the Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of the Acquiring
Fund, shall not constitute a material adverse change;

		(j)	On the Closing Date, all Federal
and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best knowledge of the Company no such return is currently under audit and no assessment has been asserted with respect to such returns;

		(k)	For each taxable year of its
operation (including the taxable year that includes the Closing Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed
(or will compute) its Federal income tax under Section
852 of the Code;

		(l)	All issued and outstanding
Acquiring Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Company and have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and other securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

		(m)	The execution, delivery and
performance of this Agreement and the transactions contemplated herein, have been duly authorized by all necessary action, if any, on the part of the Directors of the Company, on behalf of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Company, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

             (n)	The Class A, Class T, Class B,
Class C, Class I, Class R3, Class R4, Class R5, Class
R6, Class Y and Class F Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring
Fund Shares, and will be fully paid and non-assessable by the Acquiring Fund;

		(o)	The information to be furnished
by the Acquiring Fund for use in registration statements, information statement materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto; and

             (p)	The Information Statement to be
included in the Registration Statement referred to in paragraph 5.5 herein (and any amendment or supplement thereto), insofar as it relates to the Acquiring Fund and the Acquiring Fund Shares, will, from the effective date of the Registration Statement through the Closing Date
(i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties of this subparagraph
(o) shall not apply to statements in or omissions from the Information Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder.

5.	COVENANTS OF THE ACQUIRING FUND
AND THE ACQUIRED FUND

      5.1.	The Acquiring Fund and the
Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

      5.2.	Class A, Class T, Class B, Class
C, Class I, Class R3, Class R4, Class R5, Class
Y and Class F Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

      5.3.	Subject to the provisions of this
Agreement, the Acquiring Fund and the
Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this
Agreement.

      5.4.	The Company, on behalf of the
Acquired Fund, will prepare and file an
Information Statement (referred to in paragraph
4.1(p) herein) to be included in a Registration
Statement on Form N-14 ("Registration
Statement"), in compliance with the 1933 Act, the 1934 Act and the 1940 Act. The Acquired
Fund will provide to the Acquiring Fund such information regarding the Acquired Fund as may be reasonably necessary for the preparation of the Registration Statement.

      5.5.	The Acquiring Fund and the
Acquired Fund shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

      5.6.	The Company, on behalf of the
Acquired Fund, shall execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as may be necessary or desirable in order to (1) vest in and confirm (a) the title and possession of the Company, on behalf of the Acquired
Fund, of the Acquiring Fund Shares to be delivered hereunder and (b) the title and possession of the Company, on behalf of the Acquiring Fund, of all the Assets and (2) otherwise to carry out the intent and purpose of this Agreement.

      5.7.	The Acquiring Fund will use all
reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE ACQUIRED FUND

       The obligations of the Company, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at the Company's election, to the performance by the Company, on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

      6.1.	All representations and
warranties of the Company, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

      6.2.	The Company, on behalf of the
Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed by the Company's President or Vice President and its
Treasurer or Assistant Treasurer, and dated as of the Closing Date, to the effect that the representations and warranties of the Company, on behalf of the Acquiring Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this
Agreement;

      6.3.	The Company, on behalf of the
Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Company, on behalf of the Acquiring Fund, on or before the Closing Date; and

      6.4.	The number of full and
fractional Acquiring Fund Shares to be issued in connection with the Reorganization shall have been calculated in accordance with paragraph 1.1 herein.

7.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE ACQUIRING FUND

	The obligations of the Company, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Company's election, to the performance by the Company, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

      7.1.	All representations and
warranties of the Company, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

      7.2.	The Company shall have
delivered to the Acquiring Fund a statement of the Acquired Fund's Assets and Liabilities, as of the Closing Date, certified by the Treasurer of the Company;

      7.3.	The Company, on behalf of the
Acquired Fund, shall have delivered to the Acquiring Fund a certificate executed in the name of the Acquired Fund by its President or Vice President and its Treasurer or Assistant
Treasurer and dated as of the Closing Date to the effect that the representations and warranties of the Company, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

      7.4.	The Company, on behalf of the
Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Company, on behalf of the Acquired Fund, on or before the Closing Date;

      7.5.	The number of full and
fractional Acquiring Fund Shares to be issued in connection with the Reorganization shall have been calculated in accordance with paragraph 1.1 herein; and

      7.6.	The Acquired Fund shall have
declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern Time on the Valuation Date;
and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.

8.	FURTHER CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE ACQUIRING FUND
AND THE ACQUIRED FUND

       If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Company, on behalf of the Acquired Fund, the Company may, at its option, refuse to consummate the transactions contemplated by this Agreement. If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Company, on behalf of the Acquiring Fund, the Company may, at its option, refuse to consummate the transactions contemplated by this Agreement:

      8.1.	The Agreement and the
transactions contemplated herein shall have been approved by the Board of Directors of the Company, and each party shall have delivered to the other certified copies of the resolutions evidencing such approval;

      8.2.	On the Closing Date no action,
suit or other proceeding shall be pending or, to the Company's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

      8.3.	All consents of other parties and
all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund;

      8.4.	The Registration Statement shall
have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

      8.5.	The Company shall have
received the opinion of counsel to the Company addressed to the Company substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by counsel to the Company of representations it shall request of the Company. Notwithstanding anything herein to the contrary, the Company may not consummate such transactions contemplated by the Agreement if this condition is not satisfied; and


9.	INDEMNIFICATION

      9.1.	The Company, out of the
Acquiring Fund's assets and property
(including any amounts paid to the Acquiring
Fund pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the Acquired Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense
(or actions with respect thereto) arises out of or is based on any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Acquiring Fund is not in violation of any applicable law.

      9.2.	The Company, out of the
Acquired Fund's assets and property (including any amounts paid to the Acquired Fund pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the Acquiring
Fund from and against any and all losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that such indemnification by the Acquired Fund is not in violation of any applicable law.

10.	BROKERAGE FEES AND EXPENSES

      10.1.	The Company, on behalf of the
Acquiring Fund and on behalf of the Acquired
Fund, represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

      10.2.	The legal and shareholder
communication expenses relating to the
proposed Reorganization will be borne solely by HFMC or its affiliate. All other expenses, including any brokerage fees and brokerage-related expenses, incurred in connection with the proposed Reorganization will be borne by the Acquired Fund and the Acquiring Fund.
The costs of the Reorganization shall include, but not be limited to, costs associated with preparation of the Registration Statement, printing and distributing the Information
Statement, legal fees, accounting fees and securities registration fees. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.

11.	ENTIRE AGREEMENT; SURVIVAL OF
WARRANTIES

      11.1.	The Company has not made any
representation, warranty or covenant, on behalf of either the Acquired Fund or the Acquiring
Fund, as applicable, not set forth herein, and this Agreement constitutes the entire agreement between the Acquiring Fund and Acquired
Fund with respect to the Reorganization.

      11.2.	The representations, warranties
and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of each of the Acquired Fund and Acquiring Fund in paragraphs 9.1 and 9.2 shall survive the Closing.

12.	TERMINATION

       This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Company's Board of Directors, on behalf of either the Acquiring Fund or the Acquired
Fund, at any time prior to the Closing Date, if circumstances should develop that, in its opinion, make proceeding with the Agreement inadvisable.

13.	AMENDMENTS

       This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Company.

14.	HEADINGS; GOVERNING LAW;
ASSIGNMENT; LIMITATION OF LIABILITY

      14.1.	The Article and paragraph
headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14.2.	This Agreement shall be
governed by and construed in accordance with the laws of the State of Maryland without regard to its principles of conflicts of laws.

      14.3.	This Agreement shall bind and
inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.


[Remainder of Page Intentionally Left Blank]


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

THE
HART
FORD
MUTU
AL
FUND
S,
INC.,
on
behalf
of its
series,
THE
HART
FORD
UNCO
NSTR
AINED
BOND
FUND
By: /s/
James
E.
Davey_
______
______
_
Name:
James
E.
Davey
Title:
Preside
nt

THE
HART
FORD
MUTU
AL
FUND
S,
INC.,
on
behalf
of its
series,
THE
HART
FORD
STRA
TEGIC
INCO
ME
FUND
By: /s/
James
E.
Davey_
______
______
______
_
Name:
James
E.
Davey
Title:
Preside
nt

With
respect
to
Paragr
aph
10.2 of
this
Agreem
ent,
Accepte
d and
Ackno
wledge
d by:
HART
FORD
FUNDS
MANA
GEME
NT
COMP
ANY,
LLC
By: /s/
Gregor
y A.
Frost__
______
______
______
Name:
Gregor
y A.
Frost
Title:
Chief
Financi
al
Officer







1